Exhibit 99.1

News Release

Contact:

Thomas Lyles
Chief Executive Officer and President
875 Lowcountry Blvd
Mount Pleasant, SC 29464
(843) 388-8433

Tidelands Bancshares Announces Quarterly Results

Tidelands Bancshares, Inc., the holding company for Tidelands Bank, announced that the net income for the quarter ended September 30, 2014 was $50,806 as compared to net income of $383,292 for the same period of 2013.  The 2013 three month period was positively impacted by the resolution of several nonperforming loans resulting in expense recovery and income of $377,064.   Net loss available to common shareholders after the preferred dividend was $344,728 as compared to net income of $113,009 for the third quarter of 2013.  For the nine months ended September 30, 2014, the net loss was $50,251 as compared to a net loss of $914,220 for the same period of 2013.  The net loss available to common shareholders was $1,044,869 for the nine months ended September 30, 2014 as compared to the net loss of $1,801,116 for the nine months ended September, 30 2013.  Loan quality showed continued improvement as nonaccrual loans were $9.5 million at September 30, 2014 down 32.7% from $14.0 million at year end 2013.  Total assets were $481.9 million at September 30, 2014 representing a slight decline from $486.8 million at year end 2013.

About Tidelands Bancshares, Inc.

Tidelands Bancshares, Inc., headquartered in Mt. Pleasant, SC, operates as a bank holding company of Tidelands Bank. Tidelands Bank is a local community bank focused on serving individuals, families, entrepreneurs, and small businesses in the South Carolina Lowcountry, with 7 locations serving Charleston, Dorchester, Berkeley, Horry, and Beaufort counties. Tidelands Bank offers mortgages, construction loans, deposit products, internet banking, 24 hour telephone banking, and ATM service, and takes great pride in providing the custom banking solutions and services necessary to meet customer needs. Traded on the NASDAQ OTC US market as TDBK, Tidelands can also be found on the web at www.tidelandsbank.com. For more information regarding the matters described in this press release, please refer to Tidelands Bancshares, Inc.’s filings, including on Form 10-K, with the Securities and Exchange Commission at www.sec.gov.

Forward Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, expectations and benefits of the strategic plan, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected noninterest expenses, volatile credit and financial markets, potential deterioration in real estate values, and regulatory changes and excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.

-Financial Tables Follow-

SUMMARY CONSOLIDATED FINANCIAL DATA

Our summary consolidated financial data as of December 31, 2013 is audited. Our summary consolidated financial data as of September 30, 2014 and for the three and nine months ended September 30, 2014 and 2013 are unaudited but, in the opinion of our management, contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly our financial position and results of operations for such periods in accordance with generally accepted accounting principles.

Tidelands Bancshares, Inc. and Subsidiary
Consolidated Balance Sheets

	September 30,	December 31,
Assets:	2014	2013
	(Unaudited)	(Audited)
Cash and cash equivalents:
Cash and due from banks	$3,501,224	$4,079,965
Interest bearing balances	15,869,502	15,198,532
Total cash and cash equivalents	19,370,726	19,278,497
Securities available-for-sale	83,844,554	80,839,795
Nonmarketable equity securities	903,400	1,276,400
Total securities	84,747,954	82,116,195
Loans receivable	323,334,862	331,088,969
Less allowance for loan losses	5,145,291	6,026,110
Loans, net	318,189,571	325,062,859
Premises, furniture and equipment, net	20,888,278	21,061,882
Accrued interest receivable	1,339,873	1,501,379
Bank owned life insurance	16,176,479	15,855,148
Other real estate owned	18,965,215	18,692,607
Other assets	2,254,964	3,195,703
Total assets	$481,933,060	$486,764,270

Liabilities:
Deposits:
Noninterest-bearing transaction accounts	$28,355,928	$21,388,282
Interest-bearing transaction accounts	36,757,700	44,740,415
Savings and money market accounts	101,785,597	92,459,062
Time deposits $100,000 and over	167,729,000	172,496,459
Other time deposits	100,356,488	105,839,263
Total deposits	434,984,713	436,923,481

Securities sold under agreements to repurchase	10,000,000	10,000,000
Advances from Federal Home Loan Bank	9,000,000	13,000,000
Junior subordinated debentures	14,434,000	14,434,000
ESOP borrowings	—	600,000
Accrued interest payable	3,153,993	2,692,018
Other liabilities	4,951,797	4,146,321
Total liabilities	476,524,503	481,795,820

Shareholders’ equity:
Preferred stock, $.01 par value and liquidation value per share of $1,000, 10,000,000 shares authorized, 14,448 issued and outstanding	14,448,000	14,448,000
Common stock, $.01 par value, 75,000,000 shares authorized; 4,277,176
shares issued and outstanding	42,772	42,772
Common stock-warrant, 571,821 shares outstanding	1,112,248	1,112,248
Unearned ESOP shares	—	(1,183,898)
Capital surplus	41,550,104	42,708,140
Retained deficit	(49,896,066)	(48,851,197)
Accumulated other comprehensive loss	(1,848,501)	(3,307,615)
Total shareholders’ equity	5,408,557	4,968,450
Total liabilities and shareholders’ equity	$481,933,060	$486,764,270

Tidelands Bancshares, Inc. and Subsidiary
Consolidated Statements of Operations and Comprehensive Loss
For the nine and three months ended September 30, 2014 and 2013
(Unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Interest income:
Loans, including fees	$11,969,829	$12,475,791	$3,996,065	$4,250,821
Securities available for sale, taxable	1,252,763	878,909	381,658	388,647
Interest bearing deposits	26,254	40,289	11,306	10,147
Other interest income	31,942	33,472	9,503	8,799
Total interest income	13,280,788	13,428,461	4,398,532	4,658,414
Interest expense:
Time deposits $100,000 and over	1,684,125	1,729,879	564,330	572,756
Other deposits	1,249,235	1,503,317	431,300	444,945
Other borrowings	962,238	1,200,978	323,830	355,050
Total interest expense	3,895,598	4,434,174	1,319,460	1,372,751
Net interest income	9,385,190	8,994,287	3,079,072	3,285,663
Provision for loan losses	71,000	435,000	—	45,000
Net interest income after provision for loan losses	9,314,190	8,559,287	3,079,072	3,240,663
Noninterest income:
Service charges on deposit accounts	27,754	28,845	9,041	9,725
Residential mortgage origination income	137,803	123,752	74,739	29,885
Loss on sale of securities available-for-sale	—	(128,177)	—	—
Other service fees and commissions	381,565	367,564	131,029	119,703
Increase in cash surrender value of BOLI	321,331	325,859	109,048	109,227
Loss on extinguishment of debt	—	(43,725)	—	—
Other	7,150	6,648	3,112	2,367
Total noninterest income	875,603	680,766	326,969	270,907
Noninterest expense:
Salaries and employee benefits	4,460,468	4,474,141	1,483,857	1,478,551
Net occupancy	1,121,605	1,238,333	387,002	408,934
Furniture and equipment	757,444	647,991	254,787	221,690
Other real estate owned expense, net	264,092	451,042	(1,135)	84,475
Other operating	3,620,435	3,342,766	1,222,724	934,628
Total noninterest expense	10,224,044	10,154,273	3,347,235	3,128,278
Income (loss) before income taxes	(34,251)	(914,220)	58,806	383,292
Income tax expense	16,000	—	8,000	—
Net income (loss)	(50,251)	(914,220)	50,806	383,292
Accretion of preferred stock to redemption value	—	189,714	—	63,238
Preferred dividends accrued	994,618	697,182	395,534	207,045
Net income (loss) available to common shareholders	$(1,044,869)	$(1,801,116)	$(344,728)	$113,009
Comprehensive Income (loss):
Net income (loss)	(50,251)	(914,220)	50,806	383,292
Unrealized gain (loss) on securities available for sale	2,353,410	(5,000,958)	260,494	(2,052,565)
Reclassification adjustment for realized loss on securities	—	128,177	—	—
Tax effect	(894,296)	1,851,657	(98,988)	779,975
Comprehensive income (loss)	$1,408,863	$(3,935,344)	$212,312	$(889,298)

Basic income (loss) per common share E	$(0.25)	$(0.43)	$(0.08)	$0.03
Diluted income (loss) per common share	$(0.25)	$(0.43)	$(0.08)	$0.03
Weighted average common shares outstanding
Basic	4,210,000	4,164,971	4,220,991	4,168,350
Diluted	4,210,000	4,164,971	4,220,991	4,168,350